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                                                                      EXHIBIT 11

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                                                   YEAR ENDED DECEMBER 31,
                                                                            --------------------------------------
                                                                              1999           1998           1997
                                                                            --------       --------       --------
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Basic earnings per share calculation:

   Earnings before extraordinary loss ...............................       $ 70,853       $105,692       $ 49,008
   Extraordinary loss, net of applicable income tax benefit of $1,180             --             --         (1,700)
                                                                            --------       --------       --------
   Net earnings .....................................................       $ 70,853       $105,692       $ 47,308
                                                                            ========       ========       ========

Weighted average shares outstanding, basic basis ....................         29,811         27,921         23,355
                                                                            ========       ========       ========

Basic earnings per share:
   Earnings before extraordinary loss ...............................       $   2.38       $   3.79       $   2.10
   Extraordinary loss ...............................................             --             --           (.07)
                                                                            --------       --------       --------
   Net earnings .....................................................       $   2.38       $   3.79       $   2.03
                                                                            ========       ========       ========

Diluted earnings per share calculation:

   Earnings before extraordinary loss ...............................       $ 70,853       $105,692       $ 49,008
   Plus:  Impact of assumed conversion of LYONs .....................            263          2,463          3,142
                                                                            --------       --------       --------
   Earnings before extraordinary loss plus assumed conversion .......         71,116        108,155         52,150
   Extraordinary loss, net of applicable income tax benefit of $1,180             --             --         (1,700)
                                                                            --------       --------       --------
   Net earnings plus assumed conversion .............................       $ 71,116       $108,155       $ 50,450
                                                                            ========       ========       ========

   Weighted average shares outstanding, basic basis .................         29,811         27,921         23,355
   Plus:  Incremental shares from assumed conversions
           LYONs ....................................................            353          3,694          5,008
           Options ..................................................          1,172          1,859          1,236
                                                                            --------       --------       --------
Weighted average shares outstanding, diluted basis ..................         31,336         33,474         29,599
                                                                            ========       ========       ========

Diluted earnings per share:
   Earnings before extraordinary loss plus assumed conversions ......       $   2.27       $   3.23       $   1.76
   Extraordinary loss ...............................................             --             --           (.06)
                                                                            --------       --------       --------
   Net earnings .....................................................       $   2.27       $   3.23       $   1.70
                                                                            ========       ========       ========
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